UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 1, 2023 (January 27, 2023)

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

————————————————————————————————
(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Restructuring Support Agreement and the DIP Credit Agreements (each defined below) is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.
Effective October 1, 2019, Invacare Corporation (the "Company") entered into a Master Services Agreement (the "Master Services Agreement") with Birlasoft Solutions Inc. and certain of its affiliates (collectively, "Birlasoft"), which are part of The CK Birla Group, to outsource substantially all of the Company's information technology business service activities, including, among other things, support, rationalization and upgrading of the Company's legacy information technology systems and implementation of a global enterprise resource planning system and eCommerce platform. On January 27, 2023, the Company terminated the Master Services Agreement following Birlasoft's breach of the Master Services Agreement, including but not limited to Birlasoft's failure to meet transformation milestones, failure to provide services, and breach of representations, warranties and covenants in the Master Services Agreement.

Item 1.03. Bankruptcy or Receivership.

Chapter 11 Filing

On January 31, 2023 (the “Petition Date”), the Company and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”) filed a voluntary petition under chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to implement the Restructuring Transactions (as defined below) contemplated by the Restructuring Support Agreement and the Plan (as defined below) (the “Chapter 11 Cases”). On the Petition Date, the Company Parties filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption “In re: Invacare Corporation, et al.” Certain of the Company’s subsidiaries in the United States and the Company’s international subsidiaries, including those in Europe, Canada, Mexico, and in the Asia-Pacific regions were not included in the Chapter 11 filing.

The Company Parties continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure the Company Parties’ ability to complete a plan of reorganization and continue operating in the ordinary course of business and minimize the effect of the Restructuring on the Company Parties’ customers, suppliers, vendors, and employees, the Company Parties filed with the Bankruptcy Court motions seeking a variety of “first-day” relief, including authority to pay employee wages and benefits and to pay vendors and suppliers for goods and services provided both before and after the filing date.

Restructuring Support Agreement

On January 31, 2023, the Company Parties entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with certain of their prepetition stakeholders (the “Consenting Stakeholders”). Capitalized terms used but not otherwise defined in this subsection shall have the meanings given to such terms in the Restructuring Support Agreement. The Consenting Stakeholders

represent holders of at least a majority of the aggregate principal amount of the Company Parties’ debt obligations under various debt agreements.

Under the Restructuring Support Agreement, the Consenting Stakeholders have agreed, subject to certain terms and conditions, to support a financial restructuring (the “Restructuring”) of the existing debt of, existing equity interests in, and certain other obligations of the Company Parties, pursuant to a prearranged plan of reorganization (the “Plan”) to be filed in the Chapter 11 Cases.

The Plan will be implemented in accordance with the Restructuring Support Agreement and that certain restructuring term sheet (the “Restructuring Term Sheet”), attached to and incorporated into the Restructuring Support Agreement (such transactions described in, and in accordance with, the Restructuring Support Agreement and the Restructuring Term Sheet, the “Restructuring Transactions”) which, among other things, contemplates:
•a $70 million debtor-in-possession term loan financing facility, which includes a “roll-up” of $35 million of the Company’s outstanding prepetition term loans;
•a $17.4 million in debtor-in-possession revolving credit facility comprised of (a) $11.6 million in undrawn commitments, of which $3.4 million will be used to cash collateralize certain letters of credit, and (b) a “roll-up” of $5.8 million in drawn commitments under the prepetition revolving credit facility;
•a preferred equity rights offering to holders of unsecured notes and general unsecured claims for an aggregate subscription price of $60 million (the "Aggregate Subscription Price"), fully backstopped by an ad hoc group composed of certain holders of the unsecured notes (collectively, the "Backstop Parties") pursuant to the Backstop Commitment Agreement (as defined below);
•the issuance of New Common Equity; and
•exit financing in the form of (a) a senior secured first lien term loan facility in an aggregate principal amount of up to $85 million, (b) senior first lien secured convertible notes in an aggregate principal amount not to exceed $41.5 million, and (c) the ability to enter into one or more revolving credit facilities.

The Restructuring Support Agreement, the Restructuring Term Sheet and the Plan also provide for the following stakeholder recoveries and treatment, among others:
•Lenders under the DIP Credit Agreements (defined below) shall receive, as applicable and unless otherwise agreed, (i) payment in full in cash or (ii) partial payment in cash with the remaining obligations to be rolled into post-closing financing.
•Lenders under the DIP Term Loan Facility shall receive their pro rata share of the Exit Term Loan Facility.
•Holders of Secured Notes shall receive their pro rata share of the Exit Secured Convertible Notes.
•Holders of unsecured notes shall receive: (a) the opportunity to participate in the Rights Offering (including the preferred exchange) on a pro rata basis with other holders of unsecured notes and general unsecured claims and (b) to the extent such holders have any residual unsecured notes claim, their pro rata share of 100% of the New Common Equity (subject to dilution by the Exit Secured Convertible Notes, the New Preferred Equity, the backstop equity premium and the Management Incentive Plan).
•Holders of general unsecured claims shall receive: (i) (a) the opportunity to participate in the Rights Offering (including the preferred exchange) on a pro rata basis with holders of unsecured notes and other general unsecured claims and (b) to the extent such holders have any residual general unsecured claims, their pro rata share of 100% of the New Common Equity (subject to dilution by the Exit Secured Convertible Notes, the New Preferred Equity, the backstop equity premium and the Management Incentive Plan); or (ii) such other consideration as is mutually agreed, including the option to elect to be paid in cash.
•The Company's outstanding common shares will be cancelled and extinguished without any distribution, and holders of the Company's common shares will not receive or retain any distribution or other value on account of their common shares.

Although the Company intends to pursue the Restructuring in accordance with the terms set forth in the Restructuring Support Agreement, there can be no assurance that the Company will be successful in completing a restructuring or any other similar transaction on the terms set forth in the Restructuring Support Agreement, on different terms or at all.

Backstop Commitment Agreement

As contemplated by the Restructuring Support Agreement, on January 31, 2023, the Company Parties entered into a Backstop Commitment Agreement (the “Backstop Commitment Agreement”) with the Backstop Parties, pursuant to which each of the Backstop Parties has agreed to backstop, severally and not jointly and subject to the terms and conditions in the Backstop Commitment Agreement, the Aggregate Subscription Price (collectively, the “Backstop Commitment”). The Backstop Commitment Agreement provides that each of the Backstop Parties will, subject to the terms and conditions in the Backstop Commitment Agreement (i) subscribe for, and at the closing, purchase the New Preferred Equity offered to such Backstop Party in connection with the Rights Offering and (ii) purchase its agreed percentage (the “Backstop Commitment Percentage”) of the New Preferred Equity representing the unsubscribed portion of the New Preferred Equity issued in the Rights Offering. As consideration for entering into the Backstop Commitment Agreement, each Backstop Party will receive, upon the closing of the Rights Offering, its Backstop Commitment Percentage of $12 million in aggregate amount, which amount shall be payable in the form of New Common Equity. The Backstop Commitment Agreement provides for the payment of a termination premium of $6 million upon certain events of the termination as set forth in the Backstop Commitment Agreement.

DIP Credit Agreements

The Company and certain lenders (the “DIP Parties”) have agreed to a superpriority, senior secured and priming debtor-in-possession term loan credit facility in an aggregate principal amount of $70 million subject to the terms and conditions set forth therein (the “Term DIP Credit Agreement”) and a superpriority senior secured and priming debtor-in-possession asset-based revolving facility in an aggregate amount of $17.4 million subject to the terms and conditions set forth therein (the “ABL DIP Credit Agreement” and together with the Term DIP Credit Agreement, the “DIP Credit Agreements”).

The DIP Credit Agreements include conditions precedent, representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type and size. The proceeds of all or a portion of the proposed DIP Credit Agreements may be used for, among other things, post-petition working capital for the Company and its subsidiaries, payment of costs to administer the Chapter 11 Cases, payment of expenses and fees of the transactions contemplated by the Chapter 11 Cases, payment of court-approved adequate protection obligations under the DIP Credit Agreements, and payment of other costs in an approved budget and other such purposes permitted under the DIP Credit Agreements.

The foregoing description of the Restructuring Support Agreement, the Backstop Commitment Agreement and the DIP Credit Agreements is not complete and is qualified in its entirety by reference to each of the Restructuring Support Agreement and the Backstop Commitment Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion or Acquisition or Disposition of Assets.

On January 30, 2023 the Company completed the sale of its respiratory business assets (the "Transaction") to Ventec Life Systems, Inc, a Delaware corporation and subsidiary of React Health, LLC (the “Purchaser”), pursuant to an Asset Purchase Agreement dated as of January 30, 2023 (the “Purchase Agreement”). The purchase price paid by the Purchaser in the Transaction was $11,925,644 in cash payable at closing, and the Company estimates net proceeds from the Transaction are approximately $11,500,000 after fees and expenses.

The Purchase Agreement contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other specified matters, which are subject to certain exceptions, terms and limitations described further in the Purchase Agreement. The Company agreed to non-competition obligations with respect to respiratory products for a five-year period following the Transaction, which are more fully described in the Purchase Agreement. In addition, the Company entered into a supply agreement and a transition services agreement with the Purchaser to provide for, among other matters, the ongoing parts and service and support for the warranty and non-warranty service of respiratory products in the field.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference. The foregoing description of the Purchase Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

On January 27, 2023, the Company completed the sale of its Top End™ sports and recreational wheelchair and handcycle business to Top End Sports, LLC.

Item 2.02.    Results of Operations and Financial Condition.
On February 1, 2023, the Company issued a press release regarding its financial results for the three months ended December 31, 2022. The press release is furnished herewith as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreements is incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated the Company’s obligations under its outstanding (i) 5.68% Convertible Senior Secured Notes due 2026, Tranche I (the “Tranche I Secured Notes”), (ii) 5.68% Convertible Senior Secured Notes due 2026, Tranche II (the “Tranche II Secured Notes”), (iii) 5.00% Convertible Senior Exchange Notes due 2024 (the “2024 Notes, Series I”), (iv) 5.00% Series II Convertible Senior Exchange Notes due 2024 (the “2024 Notes, Series II”), (v) 4.25% Convertible Senior Exchange Notes due 2026 (the “2026 Notes”) and (vi) the Company’s outstanding prepetition term loan facility (“the Prepetition Term Loan Agreement”) and the Company’s outstanding prepetition revolving credit facility (the “Prepetition ABL Agreement” and together with the Term Loan Agreement, the “Prepetition Credit Agreements”).

As of the Petition Date, the Company had an aggregate of (i) $20,739,000 in aggregate principal amount of Tranche I Secured Notes, (ii) $20,736,000 in aggregate principal amount of Tranche II Secured Notes, (iii) $72,909,000 in aggregate principal amount of 2024 Notes, Series I, (iv) $77,758,161 in aggregate principal amount of 2024 Notes, Series II, (v) $69,700,000 in aggregate principal amount of 2026 Notes, (vi) $5.8 million with $6.5 million in reserve of the Prepetition ABL Agreement and (vii) $90,500,000 in principal of the Prepetition Term Loan Agreement.
Pursuant to Section 362 of the Bankruptcy Code, the filing of the Chapter 11 Cases automatically stayed most actions against the applicable debtor, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the applicable debtor’s property. Subject to certain exceptions under the Bankruptcy Code, the filing of the Chapter 11 Cases also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the applicable debtor or its property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the applicable debtor’s bankruptcy estates, unless and until the Bankruptcy Court modifies or lifts the automatic stay as to any such claim. Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their police and regulatory powers.

Item 7.01. Regulation FD Disclosure.
Press Release

On February 1, 2023, the Company issued a press release in connection with the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cleansing Material

Prior to the commencement of the Chapter 11 Cases, and in connection with discussions with certain of the Company’s debt holders with respect to potential strategic or capital markets transactions to enhance the Company’s capital structure, the Company entered into confidentiality agreements (collectively, the “NDAs”) in which the Company agreed to publicly disclose certain information, including material non-public information thereunder (the “Cleansing Materials”), upon the occurrence of certain events set forth in the NDAs. The Company is furnishing the Cleansing Materials as Exhibit 99.2 hereto in satisfaction of its obligations under the NDAs.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company's claims agent Epiq at http://dm.epiq11.com/Invacare. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated therein.

The information furnished in this Item 7.01 of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 and the Cleansing Materials attached hereto as Exhibit 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

In connection with entry into the DIP Credit Agreements, the Company also entered into (i) an amendment to the Prepetition Term Loan Agreement to permit entry into the DIP Credit Agreements and (ii) an intercreditor agreement (the “Intercreditor Agreement”) among the finance parties under the finance parties under the DIP Credit Agreements and the finance parties under the Prepetition Credit Agreements and the finance parties under the indentures described below.

Cautionary Note Regarding the Company’s Common Shares

The Company cautions that trading in the Company’s securities (including, without limitation, the Company’s common shares) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common shares could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Further, the Cleansing Materials described above were not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Materials include certain potential values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections by any third party, the Company or its subsidiaries and should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of the Cleansing Materials or the ultimate outcome of any potential restructuring transaction, and none of them undertakes any obligation to publicly update the Cleansing Materials to reflect circumstances existing after the date when the Cleansing Materials were prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Materials are shown to be in error.

Cautionary Statement Concerning Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the Chapter 11 Cases, the DIP Credit Agreements, the Company’s ability to consummate and complete a plan of reorganization and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a restructuring under Chapter 11; consummation of a plan of reorganization; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company’s recapitalization process, DIP Credit Agreements, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Credit Agreements and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common shares; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of any plan of reorganization and the DIP Credit Agreements, and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate a plan of reorganization or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; and other litigation and inherent risks involved in a bankruptcy process.

Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement with Ventec Life Systems, Inc.
10.1	Restructuring Support Agreement, dated as of January 31, 2023, by and among the Company Parties and the Consenting Stakeholders.
10.2	Backstop Commitment Agreement, dated as of January 31, 2023, by and among the Company Parties and the backstop parties thereto.
99.1	Press Release, dated February 1, 2023.
99.2	Cleansing Materials
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: February 1, 2023	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement with Ventec Life Systems, Inc.
10.1	Restructuring Support Agreement, dated as of January 31, 2023, by and among the Company Parties and the Consenting Stakeholders.
10.2	Backstop Commitment Agreement, dated as of January 31, 2023, by and among the Company Parties and the backstop parties thereto.
99.1	Press Release, dated February 1, 2023.
99.2	Cleansing Materials
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).